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                              EMPLOYMENT AGREEMENT


         This Bonus and Severance Agreement (this "Agreement") is made and entered into as of this ____ day of ____________, 1994, by and between American Industrial Properties REIT, Inc., a Maryland corporation (the "Company") and ________________________________ ("Employee").

                                    RECITALS

         WHEREAS, Employee is currently employed by the Company as ________________;

         WHEREAS, in consideration for services already rendered by Employee in connection with the formation of the Company and to encourage Employee to remain employed with the Company after the merger of American Industrial Properties REIT (the "Trust") into the Company (the "Merger"), the Company desires to provide Employee with incentive bonus compensation and certain severance compensation in the event of a change in control of the Company (as defined below) on the terms and conditions set forth herein;

         WHEREAS, the Company and Employee each recognize and hereby acknowledge that Employee's employment with the Company is and shall continue to be terminable at-will, without prior notice, by either the Company or Employee; and

         WHEREAS, the Company and Employee each hereby acknowledge that this Agreement is not intended to be, and shall not be construed as, an express or implied contract of employment between the Company and Employee.

         NOW, THEREFORE, for and in consideration of the mutual promises hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company and Employee hereby agree as follows:

                                   AGREEMENTS

         1. SEVERANCE COMPENSATION. (a) In the event that, prior to the expiration or termination of this Agreement, the employment of Employee is terminated, voluntarily or involuntarily, as a direct result of a change in control of the Company, Employee shall be entitled to receive severance compensation in an amount equal to one times the annual average of the total cash compensation, inclusive of base salary and cash bonuses, received by Employee during each of the preceding five calendar years (the "severance compensation"). If Employee has not been employed by the Company for five calendar years, the severance compensation shall be based on the average base salary and cash bonuses received by Employee during his employment with the Company (in calculating such amount, the time of service and compensation received from the Trust prior to the Merger shall be counted). For example, if a change in control occurred three months after the effective date of the Merger, and Employee had been compensated as follows: 1993 - $150,000 salary on an annualized basis (Employee was hired by the Trust in 1993 and was not employed by the Trust for all of 1993) plus $50,000 bonus, and 1994 - $180,000 on an annualized basis, Employee would be entitled to severance compensation in the amount of $190,000 ($380,000 / 2). In calculating the average of the total
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cash compensation, all salaries shall be annualized in the same manner as in the foregoing example and the compensation paid by the Trust to Employee in prior years shall likewise be considered in the calculation. In addition to the foregoing, in the event of a change of control, Employee shall be entitled to receive the unpaid portion of any bonus described in Section 3 below which is payable in or with respect to the year in which the change of control occurs.

                 (b) Notwithstanding anything to the contrary set forth herein, the total severance compensation calculated as provided in this Section 1 shall be limited by, and shall in no event exceed, the maximum amount which will not operate to trigger the application of the negative compensation provisions relating to executive compensation set forth in Sections 280G and 4999 (or any successor provisions) of the Internal Revenue Code, as amended.

                 (c) For purposes of this Agreement, the term "change in control" shall mean the consolidation or merger of the Company with or into another entity (other than a merger with a subsidiary or a merger in which the Company is the surviving entity) or the sale of all or substantially all of the assets of the Company to a third-party unaffiliated (for purposes of this Agreement, the term "unaffiliated" shall mean a person or entity that is not a parent or subsidiary of the Company) with the Company. The determination as to which party to a merger or consolidation is the "surviving entity" shall be made on the basis of the relative equity interests of the stockholders in the entity existing after the merger or consolidation, as follows: if following any merger or consolidation the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than fifty percent (50%) of the voting power of the entity existing following the merger or consolidation, then for purposes of this Agreement, the Company shall be the surviving entity. In all other cases, the Company shall not be the surviving entity. In making the determination of ownership by the holders of equity securities of a corporation (or other entity) immediately after the merger or consolidation, equity securities which the holders owned immediately before the merger or consolidation as holders of equity securities of another party to the transaction shall be disregarded. Further, for purposes of this Section 1(c) only, outstanding voting securities of a corporation (or other entity) shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote. If Employee is terminated for any reason other than for cause, death, permanent disability or Employee resigns at any time 179 days or less prior to a change in control of the Company, Employee shall be entitled to the severance compensation.

         2. PAYMENT OF SEVERANCE COMPENSATION. The Company and Employee each hereby acknowledge that the employment of Employee is terminable at the will of either the Company or Employee without notice to the other for any reason whatsoever or no reason, and that this Agreement and the severance compensation provided for herein is not intended to and shall not create a presumption of an employment contract or constitute an express or implied contract of employment between the Company and Employee. Accordingly, Employee acknowledges and agrees that in the event (i) of the expiration of this Agreement or the expiration of any renewal hereof, or (ii) the employment of Employee is terminated for any reason (including death or permanent disability) or for no reason 180 days or more prior to the time that a change in control of the Company occurs, Employee shall not be entitled to receive, and the Company shall not be obligated to pay to Employee, the severance compensation set forth in Section 1




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hereof.  In the event Employee becomes entitled to receive the severance compensation set forth in Section 1 hereof, such amount shall be paid to Employee in cash within 30 days following the date of the consummation of the transaction giving rise to the change in control. Any and all such payments shall be subject to deduction and withholding authorized or required by applicable law.

         3. BONUS COMPENSATION. (a) The Company shall pay Employee an annual incentive bonus (the "annual incentive bonus") for each calendar year during the term or any renewal of this Agreement, subject to certain conditions. Such annual incentive bonus, if any, shall be payable to Employee within 30 days after the end of each calendar year or as soon as practicable thereafter during the term or any renewal of this Agreement. Each such annual incentive bonus shall be calculated as follows: for every incremental specified increase (the "Increase Multiple") in funds from operations per share earned by the Company in each calendar year during the term or any renewal of this Agreement, Employee shall receive an additional fixed percentage of Employee's base salary (the "Bonus Percentage") as incentive bonus compensation (the "incentive bonus compensation"). In no event, however, shall such incentive bonus compensation exceed 25% of Employee's base salary for each such calendar year. For purposes of calculating annual incentive bonuses, the term "funds from operations" shall mean net income per share of the Company (computed in accordance with generally accepted accounting principles), excluding financing costs and gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization and other non-cash items. The Increase Multiple and the Bonus Percentage shall be determined by the Compensation Committee of the Company for each calendar year for which an incentive bonus is calculated, and this Agreement shall be deemed to be automatically amended and modified to include such Increase Multiple and Bonus Percentage for the calculation of each annual incentive bonus payable hereunder. The Increase Multiple and the Bonus Percentage shall be established by the Compensation Committee as soon as practicable after the business plan for the next year is presented to the Board of Directors, but by no later than December 31 of each year.

         (b) In addition to the annual incentive bonus, Employee shall be entitled to receive an annual achievement bonus ("annual achievement bonus") of up to 15% of Employee's base salary during the year in which the annual achievement bonus is awarded. Employee shall be entitled to receive an annual achievement bonus each year that the Company achieves specific targets established annually by the Compensation Committee of the Company. The targets will be established by the Compensation Committee as soon as practicable after the business plan for the next year is presented to the Board of Directors, but by no later than December 31. At such time as the Compensation Committee establishes the specific targets, it shall set forth in a committee resolution what percentage of the amount of Employee's base salary shall be received by Employee as an annual achievement bonus if the specific targets are achieved. Any annual achievement bonus payable to Employee shall be paid within 30 days after the end of the calendar year as to which such annual achievement bonus relates.

         (c) In addition to receiving the annual incentive bonus and annual achievement bonus, Employee shall be eligible to receive annually a merit bonus ("merit bonus") at the discretion of the Compensation Committee. The merit bonus may not exceed 10% of Employee's base salary for the year in which the merit bonus is awarded. The Compensation Committee shall





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determine if Employee should be awarded a merit bonus based upon (i) an evaluation of Employee's work by his direct supervisor, and (ii) the recommendation of the President and Chief Executive Officer of the Company.
The Compensation Committee shall determine whether the President and Chief Executive Officer should receive a merit bonus without being required to review an evaluation or receiving any recommendations as described above. It is currently contemplated that any merit bonus will be awarded in December of each year.

         4. PAYMENT OF BONUS COMPENSATION. The Company and Employee each hereby acknowledge that the employment of Employee is terminable at the will of either the Company or Employee without notice to the other for any reason whatsoever or no reason, and that this Agreement and the bonus compensation provided for herein is not intended to and shall not create a presumption of an employment contract or constitute an express or implied contract of employment between the Company and Employee. Accordingly, Employee acknowledges and agrees that in the event of the expiration of this Agreement or the expiration of any renewal hereof, Employee shall not be entitled to receive, and the Company shall not be obligated to pay to Employee, any further bonus compensation; provided, however, that in the event Employee's employment is terminated for any reason prior to the expiration of this Agreement or any renewal hereof, Employee shall be entitled to receive any previously unpaid bonus payable to Employee pursuant to Section 3 hereof for each calendar year during the term of this Agreement, and including the calendar year in which such termination occurs, prorated for the portion of such year which elapsed prior to the date such termination becomes effective. Any and all such payments shall be subject to deduction and withholding authorized or required by applicable law.

         5. ADDITIONAL BENEFITS. Nothing in this Agreement shall be deemed to render Employee ineligible to (i) participate in any employee benefit plan of the Company, including, but not limited to, any stock option plan of the Company, or (ii) receive additional cash or stock or other type of bonuses from the Company.

         6. TERM. The term of this Agreement shall be deemed to commence and be effective as of the date of this Agreement and shall continue for a three-year term to and including ________________, 1997, unless earlier terminated in accordance with the provisions hereof. At any time within sixty days of the end of such term or any renewal term, the parties hereto may renew this Agreement in writing for additional terms of one year.

         7. TERMINATION. Except with respect to the provisions of this Agreement that provide for payments to be made to Employee after termination of employment, this Agreement shall terminate automatically without further action by either of the parties hereto upon the death or permanent disability of Employee or the termination of Employee's employment with the Company for any reason or no reason, in accordance with Employee's status as an employee at-will. As used herein, the term "permanent disability" means physical or mental disability or both that is determined by the Company, in its sole discretion, to substantially impair the ability of Employee to perform the day-to-day functions normally performed by Employee if the disability is suffered (or is reasonably expected to be suffered) by Employee for a period of not less than six consecutive calendar months. Notwithstanding the foregoing, Employee (or his estate, heirs or personal representatives, as applicable) shall be entitled to receive accrued bonus





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compensation as set forth in Section 4 hereof, but shall not be entitled to severance compensation except to the extent that a change in control of the Company occurs 179 days or less prior to the termination of this Agreement, as set forth in Section 2 hereof.

         8.      REPRESENTATION BY EMPLOYEE.   Employee hereby represents and
warrants to the Company that there are no agreements or understandings that would make unlawful his execution or delivery of this Agreement.

         9. NOTICES. All notices, renewals and other communications required or permitted under this Agreement must be in writing and shall be deemed to have been given if delivered or mailed, by certified mail, first class postage prepaid, to the parties at the addresses set forth in this Agreement, as the same may be changed in writing by the parties from time to time.

         10. ENTIRE AGREEMENT. The parties expressly agree that this Agreement is contractual in nature and not a mere recital, and that it contains all the terms and conditions of the agreement between the parties with respect to the matters set forth herein. All prior negotiations, agreements, arrangements, understandings and statements between the parties relating to the matters set forth herein that have occurred at any time or contemporaneously with the execution of this Agreement are superseded and merged into this completely integrated Agreement. The Recitals set forth above shall be deemed to be part of this Agreement.

         11. COSTS OF ENFORCEMENT. If either party seeks to enforce its rights under this Agreement, whether by legal proceedings or otherwise, the non-prevailing party or parties in such proceedings shall pay all reasonable costs and expenses (including, without limitation, court costs and all reasonable attorneys' fees) incurred by the prevailing party or parties in connection with such enforcement.

         12. GOVERNING LAW. This Agreement was negotiated and is performable in Dallas County, Texas and shall be governed by the laws of the State of Texas without giving effect to principles of conflicts of law.

         13. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, such provisions shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and in lieu of such provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the Company and Employee hereby request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise unenforceable covenant in accordance with the proceeding provision.

         14. COUNTERPARTS. This Agreement may be executed in multiple identical counterparts, each of which shall be deemed an original, and all of which taken together shall constitute but one and the same instrument. In making proof of this Agreement, it shall not be





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necessary to produce or account for more than one counterpart executed by the party sought to be charged with performance hereunder.

         15. ASSIGNMENT AND DELEGATION. All rights, covenants and agreements of the Company set forth in this Agreement shall, unless otherwise provided herein, be binding upon and inure to the benefit of the Company's respective successors and assigns. All rights, covenants and agreements of Employee set forth in this Agreement shall, unless otherwise provided herein, not be assignable by Employee, and shall be considered personal to Employee for all purposes.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first set forth above.



                                       AMERICAN INDUSTRIAL PROPERTIES REIT, INC.


                                       By:_______________________________
                                       Name:_____________________________
                                       Title:____________________________



                                       Notice Address:___________________
                                                      ___________________
                                                      ___________________



                                       EMPLOYEE:



                                       __________________________________

                                       Notice Address:___________________
                                                      ___________________
                                                      ___________________








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